EX-99.(2)(h)

PLACEMENT AGENT AGREEMENT

between

GOLDMAN SACHS PRIVATE MARKETS FUND 2018 LLC

and

GOLDMAN SACHS & CO. LLC

PLACEMENT AGENT AGREEMENT

This PLACEMENT AGENT AGREEMENT, dated as of [•], 2018 (this “Agreement”), is entered into between GOLDMAN SACHS PRIVATE MARKETS FUND 2018 LLC, a limited liability company formed under the laws of the State of Delaware (the “Fund”) and GOLDMAN SACHS & CO. LLC, a limited liability company organized under the laws of the State of New York (the “Placement Agent”).

RECITALS

WHEREAS, the Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission (the “SEC”) and the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and offers for sale to the public common units representing limited liability company interests in the Fund (the “Units”), which Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the terms and conditions set forth in the prospectus (the “Prospectus”) and statement of additional information (the “Statement of Additional Information”) included in the Fund’s registration statement on Form N-2 (the “Registration Statement”), as such documents may be amended from time to time;

WHEREAS, the Fund desires to appoint the Placement Agent to serve as exclusive placement agent for the public offering of Units issued by the Fund (the “Offering”) to facilitate the offering of the Units;

WHEREAS, the Placement Agent desires to accept such appointment, and to serve as placement agent and provide the services described in this Agreement in connection therewith; and

NOW THEREFORE, in consideration of the mutual promises and intending to be legally bound, the parties hereby agree as follows:

1.         Defined Terms.

As used in this Agreement, the term “affiliate” shall mean, with respect to any person or entity (“person”), any person controlling, controlled by or under common control with such person, and any of such person’s directors, managers, stockholders, partners, members, officers and employees.

2.         Appointment of Placement Agent.

The Fund hereby appoints the Placement Agent as the exclusive placement agent for the Fund for the period and upon the terms herein set forth, for the purposes of obtaining purchasers for, and assisting in the offering of, the Units in the manner contemplated herein. The Placement Agent hereby accepts such appointment and agrees to use commercially reasonable efforts during such period to find eligible purchasers for the Units. The Placement Agent, from time to time in its sole discretion and at its own expense, may appoint Sub-Placement Agents (as defined below), who may or may not be affiliated with the Placement Agent, on such terms as the Placement Agent may determine.

3.         Offer and Sale of Units.

(a)         Pursuant to the Registration Statement, the Fund is offering Units, subject to any minimum capital commitment (the “Commitment”) per subscriber (“Subscriber”), as set forth in the Prospectus, the Statement of Additional Information, the Subscription Agreement (as defined below) and the LLC Agreement (as defined below). The Commitment of any Subscriber whose subscription is accepted by the Fund shall be made as provided in the subscription agreement (the “Subscription Agreement”) completed and executed by such Subscriber in connection with the Commitment. The first date on which the Fund accepts subscriptions for Units, other than from the initial unitholder (the “Initial Unitholder”), is the “Initial Closing Date.” The Fund may hold, and expects to hold, additional closings subsequent to the Initial Closing Date (each date on which a subsequent closing is held and Commitments from new investors or increased Commitments from existing investors are accepted, a “Subsequent Closing Date”). Units will be issued on each date Subscribers fund their Commitments, which may be drawn down by the Fund as described in the Prospectus, the Statement of Additional Information, the Subscription Agreement and the LLC Agreement.

(b)         Units may only be sold by the Fund at the prices and terms described in the then-current Prospectus or Statement of Additional Information relating to the Units. To facilitate sales, the Fund will furnish the Placement Agent with the net asset value (the “NAV”) of the Units promptly after each calculation thereof.

(c)         Each Subscriber will be required to deliver a completed Subscription Agreement to the Fund at the address specified therein. No prospective purchaser shall have the right to purchase any Units until its Subscription Agreement shall have been accepted by the Fund. The Fund may reject any Subscription Agreement for any or no reason.

(d)         The Placement Agent and its affiliates may purchase Units for their own account as principal, although they will be under no obligation to do so.

(e)         Offers of the Units will be made by the Placement Agent, and any person acting on its behalf, including any affiliate or sales or marketing agent, only through the Prospectus, the Statement of Additional Information, and other documents mutually agreed upon between the Placement Agent and the Fund. The Placement Agent will deliver or cause to be delivered to each prospective investor, prior to the purchase of Units by such investor, the Prospectus and the Statement of Additional Information.

(f)         The Placement Agent, and any person acting on its behalf, including any affiliate or sales or marketing agent, will comply with all applicable laws and regulations with respect to the offer and sale of the Units; and neither the Placement Agent nor the Fund nor any person acting on behalf of either, including any affiliate or sales or marketing agent, will offer for sale or sell the Units by means of any document or in any manner that does not comply with applicable laws and regulations.

(g)         The Placement Agent and the Fund, and any person acting on behalf of either, shall offer the Units in compliance with the applicable law in any jurisdiction in which such offering is made.

(h) To the extent required by applicable state law, the Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Units for sale under the securities laws of such states as the Placement Agent and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states; provided that the Fund shall not be required to amend the Fund’s amended and restated limited liability company agreement, as amended or restated from time to time (the “LLC Agreement”), to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Units in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Units. The Placement Agent shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

4.         Reliance.

The Fund acknowledges that the Placement Agent, in arranging for the placement of the Units, will do so in reliance on the representations, warranties, covenants and agreements of the Fund contained herein. The Placement Agent acknowledges that the Fund, in its engagement of the Placement Agent in connection with the placement of the Units, does so in reliance on the representations, warranties, covenants and agreements of the Placement Agent contained herein.

5.         Representations; Warranties and Covenants of the Fund.

The Fund represents, warrants and agrees with the Placement Agent, for its benefit that:

(a)         the Fund is a duly formed as a Delaware limited liability company, validly existing and in good standing with all requisite power and authority and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties to conduct the Fund’s business as contemplated by the Prospectus and the Statement of Additional Information;

(b)         the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of the Fund;

(c)         the Fund has all requisite power and authority to duly and validly issue its Units to investors;

(d)         the Units, when issued and paid for in the amounts and for the consideration described in the Prospectus and Statement of Additional Information, will be entitled to the rights and subject to the restrictions and conditions contained in the LLC Agreement; in no event shall any unitholder of the Fund (“Unitholder”) or former Unitholder be personally liable for the repayment and discharge of any debts and obligations of the Fund or have any liability in respect of the debts and obligations of the Fund except as provided in the LLC Agreement and to the extent otherwise required by law;

(e)         at all times while the Units are being sold in a public offering, the Units will be registered under the Securities Act and the Fund will be registered under the 1940 Act;

(f)         the Placement Agent is entitled to rely, without investigation, appraisal or verification, on the contents of the Prospectus, the Statement of Additional Information, the Registration Statement and Marketing Materials in connection with the Offering, and that the Placement Agent will not be responsible for the accuracy or completeness of any such materials. For purposes of this Agreement, “Marketing Materials” means any advertisement, or sales and marketing materials prepared by the Fund identified on Exhibit A and used in the Offering of Units;

(g)         (i) neither the Registration Statement nor any Marketing Materials will contain as of the Initial Closing Date or any Subsequent Closing Date, and as amended or supplemented from time to time, neither will contain, if applicable, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state as of any such date a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Registration Statement, the Prospectus and the Statement of Additional Information comply and, as amended or supplemented from time to time, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the 1940 Act, the Securities Act and the applicable rules and regulations thereunder;

(h)         the Fund will not file any amendment to the Registration Statement or amend the Prospectus, the Statement of Additional Information or any Marketing Materials without giving the Placement Agent reasonable advance notice thereof, provided that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to the Registration Statement or amend the Prospectus, the Statement of Additional Information or any Marketing Materials, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional;

(i)         the Fund shall promptly advise the Placement Agent (i) of any request by the SEC or any state securities examiner for amendments to the Fund’s Registration Statement, the Prospectus or the Statement of Additional Information or for additional information, (ii) in the event of the issuance by the SEC or any state securities examiner of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) of the happening of any material event that makes untrue any statement made in the Fund’s then-current Registration Statement, the Prospectus, the Statement of Additional Information or any Marketing Materials or which requires the making of a change in either thereof in order to make the statements therein not misleading, and (iv) of all actions of the SEC with respect to any amendments to the Fund’s Registration Statement that may from time to time be filed with the SEC under the Securities Act and the 1940 Act;

(j)         the description of the Units contained in the Prospectus conforms in all material respects to the terms and conditions that will be set forth in the LLC Agreement;

(k)         the Fund shall not make any representations (whether written or oral) concerning the Fund or its affiliates, other than those representations contained in the Prospectus, the Statement of Additional Information and the Marketing Materials;

(l)         the Fund has not prepared, used or referred to, and will not without the Placement Agent’s prior written consent prepare, use or refer to, any advertisement or sales or marketing materials other than the Marketing Materials;

(m)         neither the Fund, nor any affiliate of the Fund (other than the Placement Agent) shall offer any Units in any jurisdiction, except in compliance with the applicable laws of such jurisdiction in which such offering is made;

(n)         the Fund will comply with all laws, rules and regulations (to the extent applicable to the Fund) of any jurisdiction in which the Fund is organized or operated or, to the extent relevant to such activity, in which the Units are marketed. In particular, the Fund will promptly obtain and maintain all necessary authorizations required with respect to the Fund (other than any authorizations the Placement Agent is required to obtain in order to conduct is business generally in any jurisdiction or in order to perform its services hereunder);

(o)         the Fund will, so long as any of the Units remain outstanding, furnish directly to the Placement Agent copies of each communication sent to Unitholders, including annual or interim reports of the Fund, as soon as such communications or reports are delivered or made available to Unitholders, provided that such obligation shall be deemed satisfied by the Fund’s making of public filings required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the 1940 Act during the period when the Fund is required to make such filings;

(p)         the Fund will take all action which is required to ensure that the offering and sale of Units will comply with the Securities Act and applicable blue-sky laws;

(q)         the Fund will notify the Placement Agent promptly of any occurrence of which it becomes aware which is material in the context of the offering and sale of the Units, including any event which shall lead the Fund to reasonably believe that the Prospectus, the Statement of Additional Information or any of the Marketing Materials is or will be misleading in any material respect, or which affects any of the representations, warranties, agreements and indemnities by the Fund contained in this Agreement (or which would have affected any of the same if this Agreement had been entered into immediately thereafter) and will take such steps as may be reasonably requested by the Placement Agent to remedy and/or publicize the same and to indemnify the Placement Agent out of the assets of the Fund in respect of any such steps taken by it.

6.         Representations, Warranties and Covenants of the Placement Agent.

The Placement Agent represents, warrants and agrees with the Fund, for its benefit that:

(a)         the Placement Agent is a duly formed and validly existing limited liability company under the laws of the State of New York and has the requisite power and authority to conduct its business as contemplated by its organizational documents;

(b)         the execution, delivery and performance of this Agreement by the Placement Agent has been duly authorized by all necessary action, and upon execution and delivery hereof, this Agreement will be a valid, binding and enforceable obligation of the Placement Agent;

(c)         the Placement Agent will offer the Units for sale and will solicit offers to buy the Units only in compliance with the procedures described in the Registration Statement, the Prospectus, the Statement of Additional Information and this Agreement and in accordance with applicable law;

(d)         without the prior consent of the Fund, no steps will be taken by the Placement Agent to qualify the Units for sale in any jurisdiction outside of the United States;

(e)         neither the Placement Agent, nor any person acting on behalf of the Placement Agent, shall offer the Units in any jurisdiction, except in compliance with the applicable law in any such jurisdiction in which such offering is made;

(f)         the Placement Agent will notify the Fund promptly of any occurrence of which it becomes aware which is material in the context of the offering and sale of the Units, including any event which shall lead the Placement Agent to reasonably believe that the Registration Statement, the Prospectus, the Statement of Additional Information or any of the Marketing Materials is or will be misleading in any material respect, or which affects any of the representations, warranties, agreements and indemnities by the Placement Agent contained in this Agreement (or which would have affected any of the same if this Agreement had been entered into immediately thereafter), and will take such steps as may be reasonably requested by the Fund to remedy and/or publicize the same;

(g)         the Placement Agent, in connection with each sale of Units made by or through it, has complied, and will comply, with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (the “USA PATRIOT Act”) (collectively, the “Anti-Money Laundering Laws”); the Placement Agent has established and will maintain an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, will conduct in relation to each person who purchases Units from or through it such due diligence investigations as may be required by the Anti-Money Laundering Laws, including investigations with respect to the legitimacy of the applicable purchaser (together with any beneficial owner represented by such purchaser) and the origin of the funds used by such purchaser (or beneficial owner) to purchase its Units, and maintains, and will maintain, sufficient information to identify the applicable purchaser (and any related beneficial owner) for purposes of the Anti-Money Laundering Laws; the Placement Agent will promptly provide the Fund with such information (including copies of written investor representations and internal due diligence or investigatory reports prepared by the Placement Agent) as the Fund may from time to time reasonably request to establish, or to demonstrate, compliance by the Fund with any Anti-Money Laundering Laws that are now, or hereafter become, applicable to it in connection with the offering of the Units (“Applicable AML Laws”); and the Placement Agent will cooperate in good faith with the Fund to amend the offering procedures set forth herein and the Placement Agent’s duties hereunder in such manner as may from time to time be required for the Fund to establish compliance with Applicable AML Laws;

(h)         the Placement Agent has used and will use commercially reasonable due diligence with respect to accepting as clients any investors who have purchased or will purchase through it and with respect to introducing investors to the Fund, and to the best of the Placement Agent’s knowledge, such clients’ funds used to purchase Units were not and will not be derived from, nor the product of, any criminal activity;

(i)         the Placement Agent will reasonably believe immediately prior to making any offer or sale of Units that any prospective investor solicited by the Placement Agent is (i) a person whose net worth, as determined under Rule 501(a)(5) of Regulation D under the Securities Act, either individually or jointly with a spouse, is over $1,000,000, and meets such other eligibility criteria as are set forth in the Registration Statement, the Prospectus, the Statement of Additional Information and Subscription Agreement, and (ii) a “U.S. Person” as defined in Regulation S under the Securities Act and as defined under the United States Internal Revenue Code of 1986 (the “Code”) (defined in the Code as “United States persons”);

(j)         the Placement Agent will ensure that all of its associated persons involved in offering and selling the Units have all necessary licenses and registrations to do so under applicable law;

(k)         the Placement Agent is registered under the Exchange Act as a broker-dealer and is a member of FINRA. The Placement Agent has, and will maintain during the term of this Agreement, all licenses and registrations necessary under applicable federal and state laws, rules and regulations, including the rules and regulation of any self-regulatory organization (including FINRA) with competent jurisdiction, to provide the services required to be provided by the Placement Agent hereunder;

(l)         the Placement Agent will deliver or cause to be delivered to each potential investor, prior to the time of any purchase of Units, a copy of the Prospectus and the Statement of Additional Information;

(m)         the Placement Agent will require any other person appointed as Sub-Placement Agent to offer the Units for sale, or solicit offers to buy the Units, only in accordance with the procedures described in the Registration Statement, the Prospectus and the Statement of Additional Information;

(n)         the Placement Agent shall provide to the Fund, at least quarterly, a written report of services and expenses provided or incurred under this Agreement, and the purposes for which such services were performed and expenses were incurred; and

(o)         the Placement Agent shall perform the following services, directly and/or through one or more Sub-Placement Agents (the services in clauses (i) – (xiii) are referred to as “Personal Account Maintenance Services”):

(i)         maintain records reflecting the identity of all persons to which it offered and sold Units as well information regarding the suitability of such Units for such offerees and investors and the eligibility of such persons to invest in the Fund consistent with the Prospectus, for at least six years in accordance with applicable law, and provide copies to the Fund upon request;

(ii)        establish and maintain (or assist in establishing and maintaining) individual accounts and records with respect to Unitholders;

(iii)         provide periodic statements to Unitholders showing the NAV of their Units and transactions during the relevant period;

(iv)        promptly distribute to Unitholders periodic and other reports issued by the Fund;

(v)        handle all tax withholding and remittances required by federal income tax laws with respect to Unitholder accounts, prepare and file with the Internal Revenue Service all required returns and statements and prepare and mail to each Unitholder all statements and reports of the Fund, including those required by the Securities Act or the 1940 Act, as amended;

(vi)        process and issue, or assist in processing and issuing confirmations regarding orders to purchase and (to the extent permitted), redemptions of Units and provide such confirmations to the applicable Unitholders;

(vii)        process Unitholders’ Commitments for Units and receive and transmit, or assist in receiving and transmitting, funds representing contributions and distributions (including returns of capital and redemption proceeds, if applicable);

(viii)        provide such information as may be reasonably requested by the Fund and its investment adviser (the “Manager”) to enable the Fund to comply with applicable federal or state laws (including “blue-sky” laws);

(ix)        answer client inquiries and respond to client correspondence;

(x)        assist prospective investors in completing Subscription Agreements and similar services;

(xi)        act as liaison between Unitholders and the Fund;

(xii)        provide account administration services to Unitholders; and

(xiii)        otherwise process payments for the Fund on behalf of Unitholders.

7.        Payment of Fees and Expenses.

(a)        Except as set forth in this clause (a), the Fund will bear all expenses of the offering of Units, including, without limitation (i) the fees, disbursements and expenses of counsel to the Fund; (ii) the preparation, filing and printing of any registration statements and/or prospectuses required to be filed by and under the federal and state securities laws (including financial statements and exhibits) as originally filed and each amendment thereto; (iii) the preparation, printing and delivery to the Placement Agent of copies of each preliminary prospectus, the Prospectus, the Statement of Additional Information and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Placement Agent to any Sub-Placement Agent or prospective investor; (iv) the preparation and mailing of annual and interim reports, prospectuses and proxy materials to shareholders; (v) the qualifications of Units for sale under the securities laws of such states or other jurisdictions as shall be selected by the Fund and the Placement Agent and the cost and expenses payable to each such state for continuing qualification therein. (vi) the FINRA filing fees incurred by the Fund in connection with the offering of the Units, (vii) the fees and disbursements of counsel to the Placement Agent in connection with the review by FINRA of the terms of the sale of the Units in an amount of $[ ]; (viii) expenses of preparing, reproducing, mailing and/or delivering offering and sales materials, including annual reports, to purchasers; (ix) the reasonable out-of-pocket expenses incurred by the Placement Agent or any Sub-Placement Agent in marketing the Units and any additional amounts it or they may incur or may have incurred in connection with the marketing of the Units; and (x) such other fees and expenses which the Placement Agent and the Fund mutually agree are payable by the Fund. Notwithstanding the foregoing, the Fund shall not bear any expenses pursuant to clauses (vii), (ix) or (x) above which exceed, in the aggregate, 0.5% of the aggregate Commitments drawn down by the Fund.

(b)        The Fund will bear and, to the extent permitted by applicable law, indemnify and hold harmless the Placement Agent from, any taxes or fees payable in respect of the execution of this Agreement or the transactions contemplated hereunder.

8.        Conditions of Placement Agent’s and Fund’s Obligations.

The obligations of the Placement Agent and the Fund to effect the transactions contemplated under this Agreement are subject to the fulfillment of the following conditions, any one or more of which may be waived by mutual agreement of the Placement Agent and the Fund:

(a) the Placement Agent and the Fund shall each have performed and complied in all material respects with the covenants contained in this Agreement required to be performed and complied with by it prior to each date on which the Units are offered and each of the representations and warranties of the Fund and the Placement Agent set forth in this Agreement shall be true and correct in all material respects as of such date;

(b)        this Agreement shall have been duly executed and delivered and be in full force and effect;

(c)        the Placement Agent and the Fund shall have been furnished with such additional information, opinions, certificates and documents as each of them may reasonably request; and

(d)        all actions taken by the Placement Agent and the Fund in connection with the sale of the Units as contemplated herein and in the Prospectus shall be reasonably satisfactory in form and substance to the Placement Agent, the Fund and their respective counsel.

If any of the conditions specified in this Section 8 shall not have been fulfilled or waived when and as required by this Agreement to be fulfilled or waived, the Placement Agent or the Fund, as applicable, shall inform the defaulting party in writing of each condition which has not been fulfilled or waived and shall permit the defaulting party a reasonable time under the circumstances to fulfill such conditions, after which time this Agreement and all of the Placement Agent’s or Fund’s obligations hereunder, as applicable, may be cancelled by the Placement Agent or the Fund by notifying the defaulting party of such cancellation in writing (which may be delivered by facsimile) at any time at or prior to the Initial Closing Date or any subsequent offering date, as applicable, and the sale of the Units to be made at such Initial Closing Date or subsequent offering date shall not take place. Any such cancellation or termination shall be without liability of any party to any other party except that obligations that may arise in accordance with Sections 7 and 9 shall continue after termination of this Agreement.

9.        Indemnification and Contribution.

(a)        For the purposes of this Section 9, an entity’s “Indemnified Parties” shall include such entity’s officers, directors or trustees, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b)        The Fund agrees to indemnify, defend and hold harmless the Placement Agent, and its Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which the Placement Agent, or its respective Indemnified Parties, may become subject, under the federal securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Fund, any material breach of a covenant contained herein by the Fund, or any material failure by the Fund to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or in the Prospectus, the Statement of

Additional Information or any Marketing Materials or any amendment thereof or supplement thereto; (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus, the Statement of Additional Information or any Marketing Materials or any amendment thereof or supplement thereto necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading under the circumstances; or (iv) any claim by a Sub-Placement Agent (as defined below) against the Placement Agent or any of its Indemnified Parties in connection with the Sub-Placement Agent’s provision of services in relation to the Fund, and the Fund will reimburse the Placement Agent, and its Indemnified Parties, for any legal or other expenses reasonably incurred by the Placement Agent, and its Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Fund by either (x) the Placement Agent, or (y) to the Fund or the Placement Agent by or on behalf of any Sub-Placement Agent, in each case expressly for use in the Registration Statement or any such post-effective amendment thereof, or the Prospectus, the Statement of Additional Information or any Marketing Materials or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

(c)        The Placement Agent will indemnify, defend and hold harmless the Fund and its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the federal securities laws or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Placement Agent, any material breach of a covenant contained herein by the Placement Agent, or any material failure by the Placement Agent to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering or (b) any untrue statement or any alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or in the Prospectus, the Statement of Additional Information or any Marketing Materials or any amendment thereof or supplement thereto, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus, the Statement of Additional Information or any Marketing Materials or any amendment thereof or supplement thereto necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading under the circumstances, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by the Placement Agent specifically for use with reference to the Placement Agent in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus, the Statement of Additional Information or any Marketing Materials or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Placement Agent not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public concerning the

Units by the Placement Agent, or (e) any untrue statement made by the Placement Agent or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units, or (f) any material violation by the Placement Agent of this Agreement, or (g) any failure by the Placement Agent to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (h) any other failure by the Placement Agent to comply with applicable rules and regulations of FINRA. The Placement Agent will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Placement Agent may otherwise have.

(d)        Notwithstanding anything in this Agreement to the contrary, the Placement Agent shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by the Placement Agent, or for damages occurring directly or indirectly by reason of circumstances beyond its reasonable control.

(e)        Notwithstanding any of the foregoing to the contrary, the provisions of this Section 9 shall not be construed so as to provide for the indemnification of any indemnitee or its Indemnified Parties for any liability (including liability under federal securities laws which, under certain circumstances, impose liability on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 9 to the fullest extent permitted by law.

(f)        Nothing in this Section 9 shall protect any indemnified party against, or entitle any Indemnified Party to indemnification against, or contribution with respect to, any liability to the Fund or its Unitholders to which such indemnified party is subject, by reason or its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement, or otherwise to an extent or in a manner that is inconsistent with Section 17(i) of the 1940 Act.

10.        Survival of Representations, Warranties and Agreements.

All representations, warranties, covenants and agreements in this Agreement and any documents delivered by or on behalf of the Fund in connection with this Agreement shall survive the offer and sale by the Placement Agent of any Units until this Agreement is terminated or cancelled pursuant to Section 11. The provisions of Sections 7 (to the extent provided in Section 12), 9, 10, 14, 15, 16, 17, and 19 shall survive the termination or cancellation of this Agreement.

11.        Term.

This Agreement shall be effective as of the date hereof and shall remain in full force until one year from the date hereof and shall continue in effect from year to year thereafter until the final liquidation of the Fund in accordance with its terms, but only if it is approved annually in the manner required by the 1940 Act.

12.        Termination.

(a)        The board of managers of the Fund (the “Board”) shall have the right to terminate this Agreement, on behalf of the Fund, on sixty (60) days’ prior written notice to the Placement Agent (in accordance with Section 14 of this Agreement).

(b)        The Placement Agent shall have the right to terminate this Agreement forthwith by promptly notifying the Fund (in accordance with Section 14 of this Agreement), at any time prior to the Initial Closing Date or any subsequent offering date, as applicable, if:

(i)        there shall have been, since the date as of which information is given in the Prospectus, any material adverse change (not promptly corrected to the satisfaction of the Placement Agent after notice thereof to the Fund from the Placement Agent) in the affairs or business prospects of the Fund;

(ii)        there shall have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is in the judgment of the Placement Agent such as to make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the terms and in the manner contemplated in this Agreement or the Prospectus; or

(iii)        trading on the New York Stock Exchange generally shall have been suspended or materially limited, or a banking moratorium or exchange controls shall have been declared by United States or New York State authorities.

(c)        This Agreement will terminate automatically in the event of its assignment.

(d)        If the Placement Agent shall fail in any material respect to comply with its obligations hereunder and such failure is not cured within 30 days of notice from the Fund, given in accordance with Section 14 of this Agreement, the Fund shall have the right to terminate this Agreement.

(e)        If this Agreement is terminated in accordance with Section 11 or Section 12, then termination shall be without liability of any party to any other except for obligations that may arise in accordance with Section 9.

13.        Delegation of Powers.

The Placement Agent shall be entitled to delegate all or any of its duties, functions or powers under this Agreement to another person or persons as sub-placement agents (each, a “Sub-Placement Agent”), subject to the provisions of the 1940 Act.

14.        Notices.

Except as otherwise provided herein, all communications hereunder shall be in writing sent by courier or registered air mail, or by facsimile or electronic means (and, in respect of communications sent by facsimile or electronic means, confirmed in writing sent by courier or registered air mail), to the requisite party, at its address as follows:

If to the Placement Agent:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: General Counsel, Investment Management Division of

                  Goldman Sachs & Co. LLC

Fax: (212) 902-4140

If to the Fund:

Goldman Sachs Private Markets Funds LLC

c/o Goldman Sachs Asset Management, L.P.

200 West Street

New York, New York 10282

Attention: General Counsel, Investment Management Division of

                  Goldman Sachs & Co. LLC

Fax: (212) 902-4140

or to such other address as to which the party receiving the notice shall have notified the other party in writing.

15.        Parties.

This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Fund, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any other person except the parties hereto any rights or remedies hereunder. Neither the Placement Agent nor the Fund shall be entitled to assign its respective rights, interests or obligations hereunder without the written consent of the other party hereto; provided, however, that none of the foregoing shall restrict the ability of the Placement Agent, in its sole discretion, to appoint affiliates or designees to fulfill any or all of its obligations under this Agreement to the extent the Placement Agent deems appropriate, subject to compliance with applicable laws, rules or regulations; provided that such affiliates and designees agree in writing to assume the Placement Agent’s liabilities and perform the Placement Agent’s obligations under the terms of this Agreement. The Placement Agent shall be responsible, and shall indemnify the Fund to the fullest extent permitted by law, for any breach of any term of this Agreement by an affiliate or designee of the Placement Agent to perform services under this Agreement.

16.        Governing Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The courts located in New York shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and, accordingly, any suit, action or proceeding arising out of or in connection with this Agreement may be brought in such courts.

17.        Entire Agreement; Amendment; Severability.

(a)          This Agreement states the entire agreement of the parties with respect to the offering of Units and may not be amended except by a writing signed by the parties. If any provision or any part of a provision of this Agreement shall be found to be void or unenforceable, it shall not affect the remaining part which shall remain in full force and effect.

(b)          No change to the services required to be provided by the Placement Agent hereunder may be made without the prior approval in advance of the Board in accordance with the requirements of the 1940 Act.

18.        Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile, .pdf transmission or other electronic means shall constitute effective execution and delivery of this Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf transmission or other electronic means shall be deemed to be their original signatures for all purposes.

19.        Confidentiality.

Each party acknowledges that, in performing its obligations under this Agreement, it may have access to confidential and proprietary information of the other party (“Confidential Information”). By way of illustration but not of limitation, “Confidential Information” includes any “nonpublic personal information” (as defined in SEC Regulation S-P or Federal Trade Commission Regulation 313) regarding prospective investors and members, trade secrets, data, know-how, accounting data, statistical data, financial data or projections, forecasts, business practices or policies, research projects, reports, development and marketing plans, strategies, or other business information that is not generally known or available to the public. The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of an improper disclosure by the disclosing party; (ii) was rightfully available to a party on a non-confidential basis before its disclosure by the other party; (iii) becomes available to a party on a non-confidential basis from a source other than the other party, provided that such source is not prohibited from transmitting the information by a contractual, legal, or fiduciary obligation; or (iv) is required by applicable law, regulation or regulatory authority, including, but not limited to, the 1940 Act, the Exchange Act and the Investment Advisers Act of 1940, as amended, to be disclosed in connection with the Fund’s operations.

Except to the extent necessary to perform its obligations under this Agreement, neither party may disclose or use any of the other party’s Confidential Information. Each party will maintain the confidentiality of the other party’s Confidential Information in its possession or control in the same manner as it maintains its own Confidential Information. For the avoidance of doubt, no party may provide information concerning the Fund, prospective investors or limited partners/members to any third party knowing that such third party may use such information in any form of publication, whether publicly or privately distributed, without the express prior approval of the other party. Each party will limit the disclosure of the other party’s Confidential Information to those of its employees, legal representatives and agents with a need to know such Confidential Information for purposes of this Agreement. Each party will use reasonable care to prevent its employees, legal representatives and agents from violating the foregoing restrictions. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law or by an order or decree of any court or other governmental authority; provided, however, that each party will, if legally compelled to disclose such information: (i) provide the other party with prompt written notice of that fact so that the other party may attempt to obtain a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 19; (ii) disclose only that portion of the information that a party’s legal counsel advises is legally required; and (iii) endeavor to obtain assurance that confidential treatment will be accorded the information so disclosed.

On written request or on the expiration or termination of this Agreement, each party will return to the other party or destroy all Confidential Information in its possession or control, provided that each party may retain a single archival copy of any document or information that such party is obligated to maintain pursuant to record keeping requirements to which it is subject under applicable laws, rules or regulations, but for only so long as such records are required to be maintained.

[Signature Page Follows]

IN WITNESS WHEREOF, the Fund and the Placement Agent have caused their duly authorized representatives to execute this Agreement as of the date first written above.

GOLDMAN SACHS PRIVATE MARKETS FUND 2018 LLC

By:
Name: Title:

GOLDMAN SACHS & CO. LLC

By:
Name: Title:

Exhibit A

Marketing Materials

[    ].

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